CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated January 23, 2015, accompanying the financial statements of Quality Municipals Income Trust, 49th Limited Maturity Series (included in Van Kampen Unit Trusts, Municipal Series 1010) as of September 30, 2014, and for the period from October 14, 2011 (date of deposit) through September 30, 2012 and for each of the two years in the period ended September 30, 2014 and the financial highlights for the period from October 14, 2011 (date of deposit) through September 30, 2012 and for each of the two years in the period ended September 30, 2014, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-175451) and Prospectus.

   We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

/s/ GRANT THORNTON LLP

New York, New York
January 23, 2015